Exhibit 99.1

JOINT PRESS RELEASE

This is a joint press release by FedEx Corporation and TNT Express N.V., pursuant to Section 5 Paragraph 1 of the Decree on Public Takeover Bids (Besluit openbare biedingen Wft, the Decree) in connection with the intended public offer by FedEx Corporation for all the issued and outstanding ordinary shares in the capital of TNT Express N.V. This announcement does not constitute an offer, or any solicitation of any offer, to buy or subscribe for any securities in TNT Express N.V. Any offer will be made only by means of an offer memorandum. This announcement is not for release, publication or distribution, in whole or in part, in or into, directly or indirectly, Canada or Japan.

FedEx and TNT Express agree on recommended all-cash public offer for all TNT Express shares

Transaction highlights:

•	FedEx Corporation (FedEx) and TNT Express N.V. (TNT Express) reached conditional agreement on recommended all-cash public offer of €8.00 per ordinary TNT Express share.

•	The Offer Price represents a premium of 33% over the closing price of 2 April 2015 and a premium of 42% over the average volume weighted price per TNT Express share of €5.63 over the last 3 calendar months.

•	The transaction represents an implied equity value for TNT Express of €4.4 billion ($4.8 billion).

•	Transaction unanimously recommended and supported by TNT Express’ Executive Board and Supervisory Board.

•	High level of deal certainty.

•	PostNL N.V. has irrevocably confirmed to support the Offer and tender its 14.7% TNT Express shareholding.

•	Combination will transform FedEx’s European capabilities and accelerate global growth.

•	Customers will enjoy access to an enhanced, integrated global network, combining TNT Express strong European capabilities and FedEx’s strength in other regions globally, including North America and Asia.

•	FedEx and TNT Express employees share a commitment to serving customers and delivering value for shareholders and supporting the communities they live and work in.

•	The parties have agreed to certain non-financial covenants including:

•	Existing employment terms of TNT Express will be respected.

•	The European regional headquarters of the combined companies will be in Amsterdam/Hoofddorp.

•	TNT Express hub in Liege will be maintained as a significant operation for the group going forward.

•	TNT Express’ airline operations will be divested, in compliance with applicable airline ownership regulations.

•	FedEx and TNT Express anticipate that the Offer will close in the first half of calendar year 2016.

•	FedEx and TNT Express are confident that anti-trust concerns, if any, can be addressed adequately in a timely fashion.

FedEx and TNT Express will host a press conference today at 09:30 hours CET at the Amsterdam Hilton Apollolaan, which will be available via webcast http://player.companywebcast.com/citigateff/20150407_1/en/player

FedEx will host an audio webcast for analysts and investors today at 07:30 hours CDT (14:30 CET). This meeting can be followed on www.investors.fedex.com

TNT Express will host an analyst and investor conference call today at 15:30 hours CET.

Memphis, Tennessee; Hoofddorp, the Netherlands - April 7, 2015

FedEx Corporation (NYSE: FDX) (FedEx) and TNT Express N.V. (Euronext Amsterdam: TNTE) today announced that they have reached a conditional agreement (the Merger Protocol) on a recommended all-cash offer for all issued and outstanding ordinary shares, including shares represented by American Depositary Receipts (the Shares) of TNT Express (the Offer) for a cash offer price of €8.00 per share cum dividend except for the TNT Express final 2014 dividend of €0.08 (the Offer Price) in a transaction valuing TNT Express at an implied equity value of approximately €4.4 billion ($4.8 billion).

Frederick W. Smith, Chairman and CEO of FedEx Corp., said: “We believe that this strategic acquisition will add significant value for FedEx shareowners, team members and customers around the globe. This transaction allows us to quickly broaden our portfolio of international transportation solutions to take advantage of market trends – especially the continuing growth of global e-commerce – and positions FedEx for greater long-term profitable growth.”

Tex Gunning, CEO of TNT Express, said: “This offer comes at a time of important transformations within TNT Express and we were fully geared to executing our stand-alone strategy. But while we did not solicit an acquisition, we truly believe that FedEx’s proposal, both from a financial and a non-financial view, is good news for all stakeholders. Our people and customers can profit from the true global reach and expanded propositions, while with this offer our shareholders can already reap benefits today that otherwise would only have been available in the longer run.”

Strategic Rationale

•	The combined companies would be a strong global competitor in the transportation and logistics industry, drawing on the considerable and complementary strengths of both FedEx and TNT Express.

•	The combined companies’ customers would enjoy access to a considerably enhanced, integrated global network. This network would benefit from the combined strength of TNT Express strong European road platform and Liege hub and FedEx’s strength in other regions globally, including North America and Asia. TNT Express customers would also benefit from access to the FedEx portfolio of solutions, including global air express, freight forwarding, contract logistics and surface transportation capabilities.

•	FedEx will strengthen TNT Express with investment capacity, sector expertise and global scope.

•	Employees will enjoy further growth opportunities with the extended reach and propositions offered by the combined organization.

•	FedEx and TNT Express employees share a commitment to serving customers and delivering value for shareholders and supporting the communities they live and work in.

Transaction Details

The proposed transaction envisions the acquisition of the Shares of TNT Express pursuant to a recommended public offer by FedEx. The Offer Price per Share represents an implied equity value for 100% of TNT Express on a fully diluted basis of €4.4 billion ($4.8 billion).

The Offer Price represents a premium of 33% over the closing price of 2 April 2015 and a premium of 42% over the average volume weighted price per TNT Express Share of €5.63 ($6.14) over the last three calendar months.

The Offer Price is cum dividend except for the TNT Express final 2014 dividend of €0.08.

Transaction Funding

FedEx intends to finance the Offer by utilizing available cash resources and through existing and new debt arrangements. The proposed transaction will have no financing contingencies. FedEx has a market capitalization of $47 billion, solid investment grade credit rating and ample available liquidity. FedEx will make a timely certain funds announcement as required by Section 7 Paragraph 4 of the Decree.

Unanimously Recommended by TNT Express Executive & Supervisory Boards

The Executive Board and the Supervisory Board of TNT Express (the Boards) have frequently discussed the developments of the proposed transaction and the key decisions in connection therewith throughout the process. The Boards have received extensive financial and legal advice and have given careful consideration to the strategic, financial, operational and social aspects of the proposed transaction. After careful consideration, and also taking into account the fact that TNT Express has only recently launched its Outlook strategy for a stand-alone future, the TNT Express (the Boards) believe the Offer to be in the best interest of TNT Express and its stakeholders, including its shareholders, and intend to fully and unanimously support and recommend the Offer for acceptance to TNT Express’ shareholders, and vote in favour of the resolutions at the EGM (as described below). Furthermore, Mr. Vollebregt, the only member of the Boards who holds TNT Express shares will tender all of his shares under the Offer and vote in favor of the resolutions at the EGM.

On April 6, 2015, Goldman Sachs International issued an opinion to the Boards and Lazard issued an opinion to the Supervisory Board of TNT Express, in each case as to the fairness, as of that date, and based upon and subject to the factors and assumptions set forth in their respective opinions, that (i) the €8.00 in cash to be paid to the holders of Shares in the Offer was fair from a financial point of view to TNT Express shareholders in the Offer and to the holders of Shares and (ii) the purchase price to be paid to TNT Express for the entire TNT Express business under the proposed Asset Sale (as described below) was fair from a financial point of view to TNT Express.

Irrevocable from PostNL N.V.

PostNL N.V., holder of approximately 14.7% of the outstanding Shares of TNT Express, has committed to tender its shares under the Offer, if and when made, and to vote in favor of the resolutions proposed at the EGM. The irrevocable contains certain customary undertakings and conditions.

Management and Employees

The combination offers a unique opportunity to strengthen the resource base of both companies, thereby offering prospects for employees of the combined companies. FedEx has a long-standing history of developing leaders from within its organization, providing best-in-class training and development opportunities. FedEx will continue to respect existing work councils’, trade unions’ and employee rights and benefits (including pension rights).

The combined companies will cooperate to avoid any significant redundancies in the global or Dutch work forces. The combined companies will foster a culture of excellence, where qualified employees will be offered attractive training and national and international career progression based on available opportunities.

Governance TNT Express

After successful completion of the Offer, the TNT Express Supervisory Board will be composed of three new members selected by FedEx (being David Binks, Mark Allen and David Cunningham who will act as chairman) and of two members of the current Supervisory Board of TNT Express qualifying as independent within the meaning of the Dutch Corporate Governance Code, being Margot Scheltema and Shemaya Levy Chocron (the Independent Members). The Independent Members will continue to serve on the Supervisory Board for at least three years as of the commencement of the Offer. They will be charged particularly with monitoring the compliance with the non-financial covenants in relation to the offer and have certain veto rights with respect to the non-financial covenants and in case of dilution of minority shareholders or unequal treatment which could prejudice the value of the shares of minority shareholders after the Offer.

It is the intention of FedEx and Messrs. Gunning and De Vries that they will remain on the Executive Board of TNT Express after Settlement.

Non-financial Covenants

FedEx has provided certain non-financial covenants with regard to the strategy, governance, employees, integration, the TNT Express brand and retention matters described above, as well as other matters. These non-financial covenants will apply for three years following commencement of the Offer. FedEx and TNT Express have very similar corporate cultures and values which will govern the future success of the combined companies. The strong balance sheet of the combined companies will provide capital for TNT Express’ business, creating further efficiencies and new opportunities going forward.

The companies will be integrated. In order to facilitate such integration, an Integration Committee will be established that will determine the integration plans, monitor their implementation and do all things necessary to successfully optimize the integration of the combined companies. Messrs. Gunning and De Vries will be members of the Integration Committee for TNT Express. Recognizing the significant value of TNT Express’ operations, infrastructure, people and expertise in Europe, Amsterdam/Hoofddorp will become the European regional headquarters of the combined companies. Liege will be maintained as a significant operation for the group going forward. In addition, TNT Express’ operations as a European air carrier will be divested to address applicable airline ownership regulations. Where permitted by regulation, FedEx intends to transition TNT Express’ intercontinental air operations to FedEx.

FedEx will allow the combined companies to continue their leadership in sustainable development. The brand name of TNT Express will be maintained for an appropriate period. FedEx and TNT Express will ensure that the TNT Express group will remain prudently financed, including with respect to the level of debt, to safeguard business continuity and to support the success of the business.

Acquisition of 100%

FedEx’s willingness to pay the Offer Price is predicated on the acquisition of 100% of TNT Express Shares. FedEx and TNT Express anticipate that full integration of FedEx and TNT Express will deliver substantial operational, commercial, organizational and financial benefits which could not be fully achieved if TNT Express were to continue as a standalone entity with a minority shareholder base.

If FedEx acquires 95% of the Shares, FedEx intends to delist TNT Express from Euronext Amsterdam promptly and intends to initiate the statutory squeeze-out proceedings to obtain 100% of the Shares. If FedEx acquires less than 95% but at least 80% of the Shares, FedEx intends to acquire the entire business of TNT Express at the same price as the Offer Price pursuant to an asset sale, combined with a liquidation of TNT Express, to deliver such consideration to the remaining TNT Express shareholders (the Asset Sale and Liquidation). The Asset Sale and Liquidation is subject to TNT Express Extraordinary General Meeting (EGM) approval. The Boards have agreed to unanimously recommend to the shareholders to vote in favor of the Asset Sale and Liquidation.

FedEx may utilize all other available legal measures in order to acquire full ownership of TNT Express’ outstanding Shares and/ or its business in accordance with the terms of the Merger Protocol.

Pre-Offer and Offer Conditions

The commencement of the Offer is subject to the satisfaction or waiver (either in whole or in part) of pre-offer conditions customary for a transaction of this kind, including:

a.	no material adverse effect having occurred and is continuing;

b.	no material breach of the Merger Protocol having occurred;

c.	the Dutch Authority for the Financial Markets (AFM) having approved the offer memorandum;

d.	no revocation or amendment of the recommendation by the Boards;

e.	no Superior Offer (as defined below) having been agreed upon by the third-party offeror and TNT Express, or having been launched;

f.	no third party being obliged and has announced to make, or has made a mandatory offer pursuant to Dutch law for consideration that is at least equal to the Offer Price, or in connection with which no preference shares in the capital of TNT Express are outstanding;

g.	no order, stay, injunction, judgement or decree having been issued by any court, arbitral tribunal, government, governmental authority, antitrust authority or other regulatory or administrative authority prohibiting the making or consummation of the transaction;

h.	no notification having been received from the AFM stating that the preparations of the Offer are in breach of the Dutch offer rules;

i.	trading in TNT Express’ shares on Euronext Amsterdam not having been suspended or ended as a result of a listing measure; and

j.	the Stichting Continuïteit TNT Express (Foundation) not having exercised its call option to have preference shares in the capital of TNT Express issued to it, or the Foundation having exercised that call option in circumstances where such exercise is neither (i) detrimental to FedEx or (ii) in connection with a mandatory offer pursuant to Dutch law for all Shares by a third-party unrelated to FedEx.

If and when made, the consummation of the Offer will be subject to the satisfaction or waiver (either in whole or in part) of the following Offer conditions:

a.	minimum acceptance level of at least 95% of Shares, which will be reduced to 80% in the event shareholder resolutions allowing an Asset Sale and Liquidation are passed at the EGM and the Offer conditions below are satisfied, provided, however, that FedEx may waive, to the extent permitted by applicable laws and regulations, the minimum acceptance level condition (either in whole or in part) without the consent of TNT Express if the acceptance level is 65% or more;

b.	competition clearances having been obtained;

c.	no material adverse effect having occurred;

d.	no material breach of the Merger Protocol having occurred;

e.	no revocation or amendment of the recommendation by the Boards;

f.	no recommended Superior Offer (as defined below) having been agreed upon by the third-party offeror and TNT Express, or having been launched;

g.	no third party being obliged and has announced to make, or has made a mandatory offer pursuant to Dutch law, for consideration that is at least equal to the Offer Price, or in connection with which no preference shares in the capital of TNT Express are outstanding;

h.	no governmental or court order having been issued prohibiting the consummation of the transaction;

i.	no notification having been received from the AFM stating that the preparations of the Offer are in breach of the Dutch offer rules;

j.	trading in TNT Express’ shares on Euronext Amsterdam not having been suspended or ended as a result of a listing measure; and

k.	the Foundation not having exercised its call option to have preference shares in the capital of TNT Express issued to it, or the Foundation having exercised that call option in circumstances where such exercise is neither (i) detrimental to FedEx or (ii) in connection with a mandatory offer pursuant to Dutch law for all Shares by a third-party unrelated to FedEx and the Foundation having agreed to terminate the Foundation call option agreement effective as per the Settlement, subject only to the Offer being declared unconditional (gestanddoening).

On termination of the Merger Protocol by FedEx on account of a material breach of the Merger Protocol by TNT Express or in case of a Superior Offer (as described below), TNT Express will forfeit a gross €45 million termination fee to FedEx.

On termination of the Merger Protocol by TNT Express on account of a material breach of the Merger Protocol by FedEx, the competition clearance not having been obtained, or FedEx failing to commence or pursue the Offer despite all conditions having been made satisfied or waived, FedEx will forfeit a gross €200 million reverse termination fee to TNT Express.

The foregoing termination fees are without prejudice to each party’s rights under the Merger Protocol to demand specific performance.

Superior Offer

FedEx and TNT Express may terminate the Merger Protocol in the event a bona fide third-party offeror makes an offer which, in the reasonable opinion of the Boards, is substantially more beneficial offer than FedEx’s offer, also taking into account conditionality, certainty, timing and non-financial covenants, which exceeds the Offer Price by at least 8% and is launched or is committed to be launched within eight weeks (a Superior Offer).

In the event of a Superior Offer, FedEx will be given the opportunity to match such offer, in which case the Merger Protocol may not be terminated by TNT Express. As part of the agreement, TNT Express has entered into customary undertakings not to solicit third party offers.

Indicative Timetable

FedEx and TNT Express will seek to obtain all necessary approvals and competition clearances as soon as practicable. The required advice and consultation procedures with TNT Express Central Works Council, European Works Council and unions will be commenced immediately.

FedEx and TNT Express are confident that FedEx will secure all relevant completion approvals as soon as practicable. The combination of FedEx and TNT Express is not expected to raise antitrust concerns, principally as a result of the strengths of competitors in relevant markets.

It is FedEx’s intention to submit a request for approval of its Offer document to the AFM within six weeks from today and to publish the Offer memorandum shortly after approval of the AFM, in accordance with the applicable statutory timetable.

TNT Express will hold the EGM at least 10 business days before closing of the Offer period in accordance with Section 18 Paragraph 1 of the Decree to inform the TNT Express shareholders about the Offer. The TNT Express shareholders shall be requested to (i) resolve on amendment of the TNT Express Articles of Association, (ii) accept the resignation of the resigning members of the Boards, provide discharge to each member of the Boards and appoint the new members to the Boards and (iii) approve the Asset Sale and Liquidation and conversion of TNT Express into a BV.

A position statement providing further information to the TNT Express shareholders in accordance with Article 18, Paragraph 2 of the Decree shall be timely made available by TNT Express. Based on the required steps and subject to the necessary approvals, FedEx and TNT Express anticipate that the Offer will close in the first half of calendar year 2016.

Transaction Advisors

In connection with the transaction, FedEx’s financial advisor is J.P. Morgan Securities LLC, and its legal advisors are NautaDutilh N.V. and Baker & McKenzie. On behalf of TNT Express, Goldman Sachs International and Lazard are acting as financial advisors and Allen & Overy LLP (Amsterdam) is acting as legal advisor.

Notice to US holders of TNT Express Shares

The Offer will be made for the securities of TNT Express, a public limited liability company incorporated under Dutch Law, and is subject to Dutch disclosure and procedural requirements, which are different from those of the United States. The Offer will be made in the United States in compliance with Section 14(e) of the U.S. Securities Exchange Act of 1934, as amended (the U.S. Exchange Act), and the rules and regulations promulgated thereunder, including Regulation 14E, and may be subject to the exemptions provided by Rule 14d-1 (d) under the U.S. Exchange Act and otherwise in accordance with the requirements of Dutch law. Accordingly, the Offer will be subject to certain disclosure and other procedural requirements, including with respect to the Offer timetable and settlement procedures that are different from those applicable under U.S. domestic tender offer procedures and laws.

The receipt of cash pursuant to the Offer by a U.S. holder of TNT Express Shares may be a taxable transaction for U.S. federal income tax purposes and under applicable state and local, as well as foreign and other tax laws. Each holder of TNT Express Shares is urged to consult his independent professional advisor immediately regarding the tax consequences of acceptance of the Offer.

It may be difficult for U.S. holders of TNT Express Shares to enforce their rights and claims arising out of the U.S. federal securities laws, since TNT Express is located in a country other the United States, and some or all of its officers and directors may be residents of country other than the United States. U.S. holders of TNT Express Shares may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

To the extent permissible under applicable law or regulation, including Rule 14e-5 of the US Exchange Act, in accordance with normal Dutch practice. FedEx and its affiliates or broker (acting as agents for FedEx or its affiliates, as applicable) may from time to time after the date hereof, and other than pursuant to the Offer, directly or indirect purchase, or arrange to purchase, ordinary shares of TNT Express that are the subject of the Offer or any securities that are convertible into, exchangeable for or exercisable for such shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. In no event will any such purchases be made for a price per share that is greater than the Offer price. To the extent information about such purchases or arrangements to purchase is made public in The Netherlands, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. shareholders of TNT Express of such information. No purchases will be made outside the Offer in the United States by or on behalf of FedEx. In addition, the financial advisors to FedEx may also engage in ordinary course trading activities in securities of TNT Express, which may include purchases or arrangements to purchase such securities.

Restrictions

The distribution of this press release may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, FedEx and TNT Express disclaim any responsibility or liability for the violation of any such restrictions by any person. Any failure to comply with these restrictions may constitute a violation of the securities laws of that jurisdiction. Neither FedEx, nor TNT Express, nor any of their advisors assumes any responsibility for any violation by any of these restrictions. Any TNT Express shareholder who is in any doubt as to his or her position should consult an appropriate professional advisor without delay. This announcement is not to be published or distributed in or to Canada or Japan.

The information in the press release is not intended to be complete. This announcement is for information purposes only and does not constitute an offer or an invitation to acquire or dispose of any securities or investment advice or an inducement to enter into investment activity. This announcement does not constitute an offer to sell or the solicitation of an offer to buy or acquire the securities of TNT Express in any jurisdiction.

Forward Looking Statements

Certain statements in this press release may be considered “forward-looking statements,” such as statements relating to the impact of this transaction on FedEx and TNT Express. Forward-looking statements include those preceded by, followed by or that include the words “anticipated,” “expected” or similar expressions. These forward-looking statements speak only as of the date of this release.

Although FedEx and TNT Express believe that the assumptions upon which their respective financial information and their respective forward-looking statements are based are reasonable, they can give no assurance that these forward-looking statements will prove to be correct. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, receipt of regulatory approvals without unexpected delays or conditions, FedEx’s ability to successfully operate TNT Express without disruption to its other business activities, FedEx’s ability to achieve the anticipated results from the acquisition of TNT Express, the effects of competition (in particular the response to the transaction in the marketplace), economic conditions in the global markets in which FedEx and TNT Express operate, and other factors that can be found in FedEx’s and its subsidiaries’ and TNT Express press releases and public filings.

Neither FedEx nor TNT Express, nor any of their advisors, accepts any responsibility for any financial information contained in this press release relating to the business, results of operations or financial condition of the other or their respective groups. Each of FedEx and TNT Express expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About FedEx Corp.

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $47 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 325,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

For more information, please visit www.fedex.com or contact:

Media

Patrick Fitzgerald

Phone +1 901 818 7300

Email: patrick.fitzgerald@fedex.com

Media Contacts – Europe

Uneke Dekkers/Vivian ten Have

Citigate First Financial

Phone +31 (0) 20 575 40 10

Mobile +31 (0) 6 50261626 / +31 (0) 6 46233900

FedEx Investor Relations

Mickey Foster

Phone +1 901 818 7468

Email mickey.foster@fedex.com

About TNT Express

TNT Express is one of the world’s largest express delivery companies. On a daily basis, TNT Express delivers close to one million consignments ranging from documents and parcels to palletised freight. The company operates road and air transportation networks in Europe, the Middle East and Africa, Asia-Pacific and the Americas. TNT Express made €6.7 billion in revenue in 2014.

TNT Express Media Contacts

Cyrille Gibot (TNT Express)

Phone +31 (0)88 393 9390

Mobile +31 65 113 3104

Email cyrille.gibot@tnt.com

Ariën Stuijt/Tanno Massar (Hill+Knowlton Strategies)

Phone: +31 20 404 47 07